As filed with the Securities and Exchange Commission on February 8, 2023

Registration No. 333-101652
Registration No. 333-137102
Registration No. 333-153419
Registration No. 333-206420
Registration No. 333-207946
Registration No. 333-210151
Registration No. 333-222294
Registration No. 333-228502

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-101652
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-137102
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-153419
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-206420
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-207946
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333- 210151
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-222294
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333- 228502

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARTNER COMMUNICATIONS COMPANY LTD.
(Exact name of registrant as specified in its charter)

Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

8 Amal St.
Afeq Industrial Park
Rosh Ha’ayin 48103, Israel
(Address of Principal Executive Offices) (Zip Code)

2000 Employee Share Option Plan
2004 Share Option Plan
2004 Equity Incentive Plan
Amended and Restated 2004 Equity Incentive Plan
(Full title of the plan)

 Puglisi and Associates
850 Library Avenue Suite 204
 Newark, Delaware 19711
 (Name and address of agent for service)
(Telephone number, including area code, of agent for service)

Copy to:
Perry Wildes, Adv.
Gross & Co.
One Azrieli Center
Tel Aviv 6701101, Israel
+972-3-607-4444

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐ Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Accelerated Filer ☒ Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES

Partner Communications Company Ltd., an Israeli company (the “Registrant”), is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to deregister all securities of the Registrant, including ordinary shares, par value NIS 0.01 per share (“Ordinary Shares”) deposited as American Depositary Shares represented by American Depositary Receipts (“ADSs”), remaining unsold or otherwise unissued under the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•
Registration Statement on Form S-8 (No. 333-101652), which was filed with the Commission on December 4, 2002 pertaining to the registration of 4,472,222 Ordinary Shares issuable under the Registrant’s 2000 Employee Share Option Plan;

•
Registration Statement on Form S-8 (No. 333-137102), which was filed with the Commission on September 5, 2006, pertaining to the registration of 5,182,750 Ordinary Shares issuable under the Registrant’s 2004 Share Option Plan;

•
Registration Statement on Form S-8 (No. 333-153419), which was filed with the Commission on September 11, 2008, pertaining to the registration of 8,142,000 Ordinary Shares issuable under the Registrant’s 2004 Share Option Plan;

•
Registration Statement on Form S-8 (No. 333-206420), which was filed  with the Commission on August 17, 2015, pertaining to the registration of 6,000,000 Ordinary Shares deposited as ADSs issuable under the Registrant’s 2004 Equity Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-207946), which was filed  with the Commission on November 12, 2015, pertaining to the registration of 3,000,000 Ordinary Shares deposited as ADSs issuable under the Registrant’s 2004 Equity Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-210151), which was filed  with the Commission on March 14, 2016, pertaining to the registration of 1,651,599 Ordinary Shares deposited as ADSs issuable under the Registrant’s Amended and Restated 2004 Equity Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-222294), which was filed  with the Commission on December 27, 2017, pertaining to the registration of 3,000,000 Ordinary Shares deposited as ADSs issuable under the Registrant’s Amended and Restated 2004 Equity Incentive Plan;

•
Registration Statement on Form S-8 (No. 333-228502), which was filed  with the Commission on November 21, 2018, pertaining to the registration of 1,000,000 Ordinary Shares deposited as ADSs issuable under the Registrant’s 2004 Equity Incentive Plan.

In connection with the anticipated filing by the Company of a Form 15 to suspend its duty to file reports under the Securities Exchange Act of 1934, as amended, and in accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of the securities of the Company registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosh Ha’ayin, Israel, on February 8, 2023.

PARTNER COMMUNICATIONS COMPANY LTD. By: /s/ Avi Gabbay Name: Avi Gabbay Title: Chief Executive Officer By: /s/ Miri Takutiel Name: Miri Takutiel Title: Chief Financial Officer

 AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States, in the City of Newark, Delaware, on this 8th the day of February, 2023.

PUGLISI & ASSOCIATES (Authorized U.S. Representative) By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.